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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2013

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-53908 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place
Tucker, Georgia		30084-5336
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Appointment of Certain Officers, Election of Directors

        At our annual meeting on March 25, 2013, our members, as set forth in our bylaws, nominated and elected by acclamation the following persons to our board of directors: C. Hill Bentley as a director for member group 3; Benny W. Denham as an at-large director; Fred A. McWhorter as a director for member group 4; Sammy G. Simonton as a director for member group 2; and George L. Weaver as a director for member group 1. Each of these director elections was uncontested. Except for Mr. Simonton, each director was elected to a term that will expire in March 2016. Mr. Simonton, whose term will expire in March 2015, had been appointed by our board of directors on an interim basis in October 2012 to fill the vacancy created when H.B. Wiley, Jr. passed away. One outside director position remains vacant, and there are no current plans to fill this position.

        For additional information regarding our board of directors and election procedures, see "DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE" in our annual report on Form 10-K for the fiscal year ended December 31, 2012, filed March 22, 2013.

Item 9.01    Financial Statements and Exhibits

(a)
Not applicable.

(b)
Not applicable.

(c)
Not applicable.

(d)
Not applicable.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
Date: March 26, 2013	By:	/s/ THOMAS A. SMITH Thomas A. Smith President and Chief Executive Officer

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  Item 5.02 Appointment of Certain Officers, Election of Directors
  Item 9.01 Financial Statements and Exhibits
SIGNATURE